CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Tanke Biosciences Corporation for the year ended December 31, 2011, I, Guixiong Qiu, Chief Executive Officer of Tanke Biosciences Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report on Form 10-K for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-K for the year ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Tanke Biosciences Corporation.

Date: April 16, 2012

TANKE BIOSCIENCES CORPORATION

By: /s/ Guixiong Qiu
Guixiong Qiu Chief Executive Officer (Principal Executive Officer)